Exhibit 10.15



			ORGANITECH USA, INC.
			______________________


			SECURITIES PURCHASE AGREEMENT


			Dated as of June 16, 2002
			____________________

	SECURITIES PURCHASE AGREEMENT, dated as of June 16th,
2002 (the "Agreement"), by and among Organitech USA, Inc., a Delaware corporation (the "Company"), and the Purchaser named on the execution page hereof.

	In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

				ARTICLE I

				DEFINITIONS

	Section 1.1  Definitions.	As used in this Agreement, and
unless the context requires a different meaning, the following terms have the meanings indicated:

	"Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

	"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

	"Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

	"Closing Date" has the meaning provided therefor in Section 2.1 of this Agreement.

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Commission" means the Securities and Exchange Commission.

	"Common Stock" means the common stock, par value $.001 per share, of the Company.

	"Company" means Organitech USA, Inc., a Delaware corporation.

	"Holders" means the holders from time to time of any of the Securities, whether or not such Holders were the original Purchaser of Securities hereunder.

	"Investment Company Act" means the Investment Company Act of
1940, as amended, and the rules and regulations of the Commission thereunder.

	"Lien" means, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset,
(ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or
(iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

	"Options" shall have the meaning ascribed thereto in Section 2.1 (a) of this Agreement.

	"Person" means an individual or a corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

	"Purchaser" means the Person who accepts and agrees to the terms hereof, as indicated by signature on the execution page of this Agreement or a counterpart as referred to in Section 6.5 of this Agreement.

	"Securities" shall mean the Common Stock and Options purchased pursuant hereto.

	"State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

	"Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

				ARTICLE II

		PURCHASE OF SECURITIES;
		RIGHTS OF HOLDERS OF SECURITIES

	Section 2.1  Purchase of Securities.	Subject to the terms and
conditions herein set forth, the Company agrees that it will sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company 5,500,000 shares of Common Stock, together with options to purchase
188,179 shares of Common Stock at an exercise price of $.0001 per share
(the "Tenth of Penny Options") and 46,242 shares of Common Stock at an exercise price of $1.00 per share (the "Dollar Options" and, together with the Tenth of Penny Options, the "Options"), which Options shall be of like tenor with the options heretofore granted to Ohad Hessel and David Baron, respectively, for an aggregate purchase price of $2 million. Such shares of Common Stock and Options will represent, after giving effect to their issuance, 33-1/3% of the Common Stock outstanding on the Closing Date on a fully diluted basis. Such purchase price shall be paid in four equal payments of $500,000 each (each, a "Payment"). The first Payment shall be made as soon as practicable following the satisfactory completion of Purchaser's due diligence investigation in accordance with Section 4.1 (a) hereof but in no event later than August 16th, 2002 (the date on which payment therefor is made being the "Closing Date"). The second, third and fourth Payments shall be made within 6, 12 and 18 months, respectively, after the Closing Date. Each Payment shall, within the schedule set forth in the preceding sentence, be made by the Purchaser on a date determined by the Purchaser and set forth in a notice by Purchaser to the Company at least 3 Business Days in advance of such Payment, provided, that if Purchaser fails to send such a notice with respect to any Payment, such Payment shall be made by the Purchaser no later than the latest date for such Payment set forth in the preceding sentence.

	On the Closing Date, the Company shall deliver to an escrow agent mutually acceptable to Purchaser and the Company certificates or instruments representing the shares of Common Stock and the Options to be issued or granted to Purchaser hereunder. Such escrow agent shall be appointed pursuant an escrow agreement providing that 1,000,000 shares of Common
Stock and one-fourth of the Options shall be delivered to Purchaser upon confirmation of the Company's receipt of the first Payment; 1,375,000 shares of Common Stock and one-fourth of the Options shall be delivered to Purchaser upon confirmation of the Company's receipt of the second
Payment; 1,375,000 shares of Common Stock and one-fourth of the Options shall be delivered to Purchaser upon confirmation of the Company's receipt of the third Payment; and the balance of the shares of Common Stock and Options shall be delivered to Purchaser upon confirmation of the Company's receipt of the fourth Payment. All of the deliveries to Purchaser shall be to its address set forth on the execution page hereto or at such other address designated in writing by the Purchaser to the Company and the escrow agent. All of such shares of Common Stock and Options shall be registered in the name of the Purchaser or the name of a Person designated by Purchaser in its notice to the Company with respect to the first Payment, provided, that such other Person shall be an Affiliate or nominee of Purchaser. All such shares of Common Stock and Options shall be deemed to be fully paid and non-assessable upon the making of the Payment due on the Closing Date. Notwithstanding the foregoing, if Purchaser fails to make any Payment no later than 20 days after the date when due, as such due date and twenty-day grace period may be extended by the Company in its sole and absolute discretion (such failure being an "Event of Default" hereunder), all remaining Shares and Options held by the escrow agent shall, upon confirmation of such Event of Default to the escrow agent, be delivered to the Company for cancellation.

	Notwithstanding the foregoing, if the total amount of funds invested in the Company prior to the date hereof, calculated in accordance with U.S. generally accepted accounting principles, as confirmed in writing by the Company's independent auditors, is less than $4 million, then the aggregate purchase price for the Securities hereunder shall be allocated (i) to the purchase of the Securities in an amount equal to $2,000,000 times a fraction the numerator of which is the amount of funds invested in the Company prior to the date hereof and the denominator of which is $4 million, and (ii) in an amount equal to the remainder of such purchase price to the purchase of a one-year promissory note made by the Company to the Purchaser in a like principal amount bearing interest at a rate then charged by commercial banks to high quality corporate borrowers for similar size loans and having such other terms as are mutually agreeable to the parties hereto, provided, that such promissory note shall not have a principal amount in excess of $500,000, and provided, further, that if the principal amount of such note calculated as set forth in this sentence would exceed $500,000, then the total purchase price and the amount of the fourth Payment hereunder shall each be reduced by the amount of such excess. Such promissory note shall be held in the escrow described in the preceding paragraph and shall be delivered to the Purchaser upon confirmation that the Purchaser has made the fourth
Payment hereunder.

	Each Payment of a portion of the purchase price for the Securities to be purchased hereunder shall be made by the Purchaser by wire transfer (to such account of the Company as shall have been furnished to the Purchaser prior to the date scheduled for such Payment) of immediately available funds.

	Notwithstanding the foregoing, Purchaser may, at its option, make the third and fourth Payments in the form of shares of stock of a company quoted on the Tel Aviv Stock Exchange or any other recognized securities exchange within or outside of Israel (the "Shares"). In the event Purchaser elects to make such Payments in Shares, the Company shall have the option to require Purchaser to repurchase all but not some of the Shares related to each such Payment for cash in the amount of $500,000 per Payment on the last date on which such Payment was due (each, a "Repurchase Date") by giving written notice to Purchaser at least 45 days prior to such Repurchase Date or, if later, within 3 Business Days after the date on which the Shares were delivered to the Company.

	Section 2.2  Restrictions on Transfer.	(a)(i) Unless a
registration statement with respect thereto under the Act is at the time in effect, no Security shall be transferred (such term to include any disposition which would constitute a sale within the meaning of the
Act), except upon compliance with the conditions specified in this subsection (a), and unless such a registration statement is effective or such conditions are complied with, the Company may issue or cause to be issued stop orders preventing any such transfer, subject to a Holder's right at all times to sell or otherwise dispose of all or any part of the Securities under a registration under the Act or any exemption from such registration available under the Act.

		(ii)	Each Security issued under this Agreement
shall (unless otherwise permitted by the provisions of subsection (b)) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED ("THE ACT"), OR UNDER THE
SECURITIES LAWS OF ANY STATE.  NO TRANSFER OF
THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE ACT AND THE LAWS OF SUCH
STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES
WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT,
UNLESS ORGANITECH USA, INC. AND ITS COUNSEL HAVE
RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT
SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER
THE ACT OR THE SECURITIES LAWS OF SUCH STATES.

		(b)	The Holder of each Security by the acceptance
thereof agrees that it shall not transfer such Security unless a registration statement under the Act is in effect with respect to such transfer or, prior to such transfer, it shall have delivered to the Company (x) an opinion of counsel, experienced in matters under the Act, which opinion shall be in a form reasonably acceptable to the Company and counsel to the Company or (y) a "no action" letter from the Commission to the effect that the proposed transfer may be effected without registration under the Act.

				ARTICLE III

			REPRESENTATIONS AND WARRANTIES

	Section 3.1 Representations and Warranties of the Company. The Company represents and warrants to, and covenants and agrees with, the Purchaser as follows:

		(a)	Organization, Standing, Etc.	The Company is a
corporation duly organized and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify could have a material adverse effect on the condition (financial or otherwise), properties, assets, business or results of operations of the Company. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement, (ii) to issue the Securities pursuant hereto in the manner and for the purpose contemplated by this Agreement, (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by, or to be executed and delivered by, the Company pursuant to or in connection with this Agreement and (iv) to carry on its business as conducted on the date of this Agreement, which business has theretofore been continuously conducted without material change in the manner described in the Company's most recent Annual Report on Form
10-KSB filed with the Commission. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws).

		(b)	Conflicting Agreements and Other Matters. The
execution, delivery and performance by the Company of this Agreement and the issuance by the Company of the Securities, and the execution, delivery and performance by the Company of all other agreements and instruments to be executed and delivered by the Company pursuant hereto or in connection herewith, and compliance by the Company with the terms and provisions hereof do not and will not (i) violate, in any material respect, any provision of any law, rule or regulation, including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal
Reserve System (but excluding state securities or "blue sky" laws), order, writ, judgment, injunction, statute, decree, determination or award of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its properties or assets; (ii) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or by-laws of the Company; (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or loan or credit agreement, license or any other agreement or instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company.

		(c)	Litigation, Proceedings, Defaults.  There are no
actions, suits or proceedings pending or threatened with respect to the Company that would reasonably be expected to have a materially adverse effect on (i) the business, properties, assets, operations or condition (financial or otherwise) or results of operations of the Company or (ii) the rights or remedies of the Purchaser under this Agreement or on the ability of the Company to perform its obligations under this Agreement.

		(d)	Governmental Consents, etc.  Except to the
extent obtained or made prior to the date hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental body or regulatory agency or authority or any securities exchange or any other person is required in connection with the issuance and sale of the Securities or the execution, delivery or performance by the Company of this Agreement.

		(e)	Investment Company Act.  The Company is not
an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

		(f)	Governmental Regulation.  The Company is not
subject to any Federal or state statute or regulation limiting the ability of the Company to issue and sell the Securities and perform its obligations under this Agreement.

		(g)	Statutory Compliance.  The Company is in
compliance with all applicable statutes, laws, ordinances or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the condition (financial or otherwise), properties, assets, business or results of operations of the Company.

		(h)	Due Issuance.	The Securities have been duly
and validly authorized by all necessary corporate action and, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable. There are no outstanding options, conversion rights, warrants, preemptive rights, rights of first refusal or other rights or agreements or commitments obligating the Company, in any such case, to issue, transfer or sell any interests in the Securities or in the equity of the Company solely as a result of the transactions contemplated hereby.

		(i)	Capitalization.	  The capitalization of the
Company as of the date of this Agreement consists of 80,000,000 authorized shares of Common Stock, of which 11,000,000 are issued and outstanding. There are outstanding options to purchase shares of Common Stock, as set forth in Schedule 3.1(i) hereto.
Except as set forth in the preceding sentence, as of the date of this Agreement, there are no outstanding rights to acquire any Common
Stock or outstanding securities or rights to acquire securities convertible into or exchangeable or exercisable for shares of Common Stock.

		(j)	Invested Capital.  Since its inception, the
Company has received invested capital of not less than $4 million.

		(k)	Financial Statements.	The Company has
delivered to the Purchaser its audited consolidated financial statements (consisting of a balance sheet, statement of operations and statement of cash flows) as at and for the period ended December 31, 2001 and its unaudited consolidated financial statements as at and for the period ended March 31, 2002. Such statements fairly present the consolidated financial position and results of operations of the Company for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of the interim statements, to customary year-end audit adjustments).

		(l)	No Offer.  Neither the Company nor any of its
Affiliates or any person authorized to act on their behalf has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of the Securities in a manner which would require registration under the Act.

		(m)	No Registration or Qualification.  Subject to
compliance by the Purchaser with the representations and warranties set forth in Section 3.2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser contemplated by this Agreement to register the Securities under the Act.

	Section 3.2  Representations and Warranties of  the Purchaser.  (a)
The Purchaser represents and warrants to, and covenants and agrees with, the Company that the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and not for the account of any employee benefit plan (or, if such Securities are being acquired for the account of any such plan, such acquisition does not involve a nonexempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended
("ERISA") or Section 4975 of the Code) and with no intention of distributing or reselling such Securities or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to the Purchaser's rights at all times to sell or otherwise dispose of all or any part of such Securities under a registration under the Act or under an exemption from such registration available under such Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control.

		(b)	The Purchaser represents that no part of the
funds to be used to purchase the Securities to be purchased by it constitutes assets allocated to any qualified trust which contains the assets of any employee benefit plan with respect to which the Company is a party in interest or disqualified person.

		(c)	The Purchaser hereby represents to the
Company that (i) it is an "accredited investor" (as defined in Rule 501 of Regulation D of the Act), and (ii) by reason of its business and financial experience, and the business and financial experience of those Persons, if any, retained by it to advise it with respect to its investment in the Securities, such Purchaser, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment. The Purchaser further represents that it can afford to suffer the loss of its entire investment in the Securities and is purchasing the Securities in reliance upon its own investigation of the Company and the Securities.

				ARTICLE IV

			CONDITIONS PRECEDENT TO CLOSING


	Section 4.1  	Conditions Precedent to Obligations of Purchaser.
The obligation of the Purchaser to purchase the Securities to be purchased by it hereunder is subject to the satisfaction of the following conditions upon the Closing Date:

		(a)	The Purchaser shall have completed to its satisfaction
in its sole discretion a due diligence investigation of the Company, which investigation shall be completed no later than August 16, 2002. The
Company agrees to cooperate fully in assisting the Purchaser to complete this investigation.

		(b)	There shall not have occurred any material adverse
change or any development involving a prospective material adverse change in the condition (financial or otherwise), business, assets, properties, prospects or results of operations of the Company subsequent to the date of the last unaudited financial statements of the Company delivered to the Purchaser.

		(c)	The representations and warranties made by the
Company herein shall be true and correct in all material respects (except for changes expressly provided for or contemplated in this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing
Date, except that any representations and warranties that speak as of a particular date shall only continue to be true and correct as of such date.

		(d)	The Company shall have performed and complied
in all material respects with all covenants, agreements and conditions set forth or contemplated herein which are required to be performed or complied with by it at or prior to the Closing Date.

		 (e)	This Agreement shall have been duly executed
and delivered by all the respective parties thereto.

		(f)	As to the Purchaser, the transactions contemplated
by this Agreement shall not be prohibited by an applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System).

	Section 4.2   Conditions Precedent to Obligations of the Company.
The obligation of the Company to issue and sell the Securities is subject to the satisfaction of the following conditions at the Closing Date.

		(a)	The representations and warranties made by the
Purchaser herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

				ARTICLE V

			COVENANTS

	Section 5.1 Certain Amendments. The Company agrees not to amend or change its certificate of incorporation in a manner adverse to it or the Purchaser without the consent of the Purchaser.

	Section 5.2  Inspection.	 The Company covenants that it will permit
any Person designated by the Purchaser in writing, at the Purchaser's expense, to visit and inspect any of the Company's offices, or to inspect the corporate books and financial records of the Company and its Subsidiaries and to discuss its affairs, finances and accounts with the principal officers of the Company and its Subsidiaries, all at such reasonable times and as often as Purchaser may reasonably request.
The Purchaser agrees that any information obtained by it as a result of such visits, inspections and discussions or pursuant to this Agreement shall be confidential and shall not be used by it as the basis for any market transactions in securities of the Company unless and until such information has been made generally available to the public.

	Section 5.3  Use of  Proceeds.	 The Company shall use the
proceeds from the sale of the Securities to fund the working capital and general corporate needs of the Company to carry on its business as currently conducted.

	Section 5.4 Repurchase Right. The Company shall have the right upon the earlier of (A) the date which is twenty months after the date hereof or (B) the date on which the Purchaser makes either the third or fourth Payment hereunder to cause the Purchaser to reconvey to the Company half of the shares of Common Stock and Options (or the share of Common Stock issued upon exercise of such Options) purchased and/or to be purchased by it hereunder at a repurchase price equal to $.7273 per share of Common Stock or Option or underlying share of Common Stock, as the case may be, provided, however, that the Company may exercise this right to repurchase only if the Company has previously raised or raises substantially simultaneously with such repurchase equity or debt financing from a third party or parties at least equal to one-hundred-thirty (130%) percent of the aggregate repurchase price, and provided that shares of Common Stock sold as part of such financing shall not be sold for less than $.9455 per share.

	Section 5.5 Board Representation. So long as there shall not have occurred and be continuing an Event of Default, the Company shall use its best efforts to cause the election to the Company's board of directors of up to two Persons designated by the Purchaser.

	Section 5.6 Affirmative Covenants. Within 45 days after the end of the first three quarters of the Company's fiscal year, it shall deliver to the Purchaser an unaudited balance sheet and unaudited statement of operations as of the end of such quarter and for the period then ended, and, within 90 days after the end of the Company's fiscal year, it shall deliver to the Purchaser an audited balance sheet and statement of operations as of the end of such fiscal year and for the period then ended, in each case prepared in accordance with generally accepted accounting principles consistently applied, provided, if the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended, it shall instead deliver all periodic reports filed with the Commission thereunder at the time they are filed with the Commission.

	Section 5.7 Engagement of Purchaser. The Company agrees to engage the Purchaser to provide services to the Company on compensation terms substantially the same as those on which Lior Hessel is compensated, provided, that Purchaser agrees that any such compensation to Purchaser may be deferred until Purchaser has made the first Payment.

	Section 5.8 Publicity. Except as required by applicable law or governmental regulation or order, neither party shall disclose publicly or to any Person any information relating to this Agreement or the negotiations of the parties hereto.

				ARTICLE VI

			MISCELLANEOUS

	Section 6.1  Termination.  This Agreement may be terminated
(as to the party electing to so terminate it) at any time prior to the Closing
Date:

		(a)	by the Company if any of the conditions specified
in Section 4.2 of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by Closing day or at such earlier date that it becomes apparent that any such condition can no longer be satisfied;

		(b)	by the Purchaser if any of the conditions specified
in Section 4.1 of this Agreement have not been met or waived pursuant to the terms of this Agreement by Closing day or at such earlier date that it becomes apparent that any such condition can no longer be satisfied.

	Section 6.2 No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law or in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

	Section 6.3  Communications.	All notices, demand and other
communications provided for hereunder shall be in writing, and, if to the Purchaser, shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, addressed to the Purchaser as shown on the execution page hereof or to such other address as the Purchaser may designate to the Company in writing and, if to the Company, shall be given by similar means to Organitech USA, Inc., Technion Science Park, Nesher 36001, Israel or to such other address as the Company may designate in writing, and shall be deemed given when received.

	Section 6.4 Costs, Expenses and Taxes. Each of the parties hereto shall bear its own expenses in connection with the transactions contemplated hereby.

	Section 6.5  Execution in Counterparts.	This Agreement may be
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

	Section 6.6 Binding Effect; Assignment. The rights and obligations of the Purchaser under this Agreement may not be assigned to any other Person except with the prior consent of the Company, which shall not be unreasonably withheld. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and the Purchaser, and their successors and assigns.

	Section 6.7 Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the federal and state courts sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement.

	Section 6.8  Severability of Provisions.	Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

	Section 6.9 Article and Section Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

	Section 6.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Purchaser by accepting the Securities waives and releases all such liability.

		PURCHASE AGREEMENT EXECUTION PAGE


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunder duly authorized, as of June 16th, 2002.

						ORGANITECH USA, INC.


						By:  /s/ Lior Hessel_______
						      Name:  Lior Hessel
						      Title:  CEO


Accepted and Agreed on June 16th 2002


B.L.M. N.V.


By:   /s/ Marcos Lande_____
      Name:  Marcos Lande
      Title:  Director

Address of Purchaser:  Leopoldplaatz 10
                                    Bus 7 - Antwerp
                                    Belgium